UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 25, 2013, NuVasive, Inc., a Delaware corporation (the “Company”) entered into a Settlement and License Agreement (the “Settlement Agreement”) with Medtronic Sofamor Danek USA, Inc., a Tennessee corporation, Warsaw Orthopedic, Inc., an Indiana corporation, Medtronic Puerto Rico Operations Co., Cayman Islands corporation and Medtronic Sofamor Danek Deggendorf GmbH, a German corporation (collectively, “Medtronic”). The Settlement Agreement provides NuVasive with a worldwide license to: (i) the Medtronic patent (U.S. Patent No. 6,916,320) covering cervical plate technology that was the sole subject of the second phase of the litigation matter between Medtronic and NuVasive relating to a previously disclosed patent infringement lawsuit (the “Litigation Matter”) filed by Medtronic against NuVasive in the United States District Court for the Southern District of California (the “District Court”); (ii) the Medtronic patent (U.S. Patent No. 6,592,586) covering cervical plate technology that was part of the first phase of the Litigation Matter; and (iii) families of Medtronic patents that collectively represent the vast majority of Medtronic patent rights related to cervical plate technology. With respect to the licensed patents that have been part of the Litigation Matter, the Settlement Agreement provides that each such patent (U.S. Patent No. 6,916,320 and U.S. Patent No. 6,592,586) will be removed and dismissed from the Litigation Matter.

In exchange for the broad cervical plate license rights and release provided for in the Settlement Agreement, NuVasive agrees to pay Medtronic a one-time upfront payment of $7.5 million, which amount will be fully offset against any damage award ultimately determined to be owed by NuVasive in connection with a final resolution of the first phase of the Litigation Matter. This upfront payment may be increased by $2.5 million in the event that the District Court orders that the royalty rates determined by the jury in the first phase of the Litigation Matter continue to apply for the period of time following the entry of judgment. This $2.5 million will also be fully offset against any damage award ultimately determined to be owed by NuVasive in connection with a final resolution of the first phase of the Litigation Matter. In addition, NuVasive shall pay Medtronic an effective royalty rate of approximately three percent (3%) (equal to a gross rate of four percent less allowable deductions), on sales of certain of NuVasive’s cervical plate products or systems.

The Settlement Agreement resolves only that portion of the Litigation Matter relating to the cervical plate products and systems, as indicated above, and does not otherwise serve as any release, settlement, compromise or other agreement relating to the remaining portions of the Litigation Matter.

Item 2.02 Results of Operations and Financial Condition

On April 30, 2013, NuVasive, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2013. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1       Press release issued by NuVasive, Inc. on April 30, 2013, announcing financial results for the quarter ended               March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: April 30, 2013	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press release issued by NuVasive, Inc. on April 30, 2013, announcing financial results for the quarter ended March 31, 2013.